UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2008

POLYDEX PHARMACEUTICALS LIMITED
(Exact name of registrant as specified in its charter)

Commonwealth of the Bahamas	1-8366	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 Comstock Road Toronto, Ontario, Canada	M1L 2H5
(Address of principal executive offices)	(Zip Code)

(416) 755-2231
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 14, 2008, Polydex Pharmaceuticals Limited (the “Company”) received a notice from the Staff of the NASDAQ Stock Market (“NASDAQ”) stating that the Company had not regained compliance with the $1.00 minimum bid price requirement of Marketplace Rule 4310(c)(4) during the preceding 180-day period as set forth in NASDAQ’s letter of deficiency to the Company on January 16, 2008. The notice also advises the Company that unless it requests an appeal of this determination on or prior to July 21, 2008, trading of the Company’s common stock will be suspended at the opening of business on July 23, 2008. The Company intends to appeal this determination before a NASDAQ Listing Qualifications Panel. The request for appeal will stay the suspension of the trading of the Company securities until the panel issues its decision, however, there is no assurance that the appeal will be successful.

A copy of the press release announcing the Company’s receipt of the notice with respect to this matter is attached as Exhibit 99.1 hereto and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release of the Company dated July 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2008

POLYDEX PHARMACEUTICALS LIMITED

By:	/s/ George G. Usher
George G. Usher
Chairman, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release of the Company dated July 15, 2008.